UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): NOVEMBER 3, 2006
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Guggenheim Capital Funding, LLC, Credit Agreement
     See disclosure under Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-balance Sheet Arrangement of a Registrant.
(a)      On November 3, 2006, Atari, Inc. (the “Company”) established a revolving credit facility (the “New Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) with the financial institutions party thereto as lenders (the “Lenders”) and Guggenheim Capital Funding, LLC, as administrative agent (the “Administrative Agent”) for the Lenders. The New Revolving Credit Facility will terminate and be payable in full on November 3, 2009. The New Revolving Credit Facility consists of a secured, committed, revolving line of credit in an amount up to $15,000,000, which includes a $10,000,000 sublimit for the issuance of letters of credit. Amounts under the New Revolving Credit Facility may be borrowed, repaid and reborrowed by the Company from time to time until termination. The New Revolving Credit Facility is limited to an amount determined by a formula based on a percentage of the Company’s eligible receivables (the “Lending Formula”). The proceeds of the drawings under the New Revolving Credit Facility will be used by the Company for general corporate purposes and working capital needs of the Company and its subsidiaries in the ordinary course of business and to finance acquisitions permitted by the Credit Agreement.
     Borrowings under the New Revolving Credit Facility bear interest, at the Company’s election, at a rate per annum equal to (i) LIBOR plus 5.00% per annum or (ii) the greater of (a) the prime rate in effect on any such day, and (b) the Federal Funds Effective Rate in effect on such day plus 2.25%. The New Revolving Credit Facility permits voluntary prepayments by the Company of the outstanding borrowings and voluntary termination by the Company of the New Revolving Credit Facility at any time and without premium or penalty, subject to certain conditions pertaining to minimum notice and to reimbursement of customary breakage costs with respect to the prepayment of LIBOR borrowings. The New Revolving Credit Facility also requires mandatory prepayments by the Company of the outstanding borrowings in an amount equal to the net proceeds received by the Company of certain investments in the Company, asset sales, casualty recoveries and the like, as well as if and to the extent the outstanding borrowings at any time exceed the amount calculated under the Lending Formula.
     Under the Credit Agreement, the Company is required to pay (i) a commitment fee to the Administrative Agent for the account of each Lender, on the undrawn portions of each Lender’s commitments quarterly in arrears accruing at 0.75% per annum on the unused amount of commitments under the New Revolving Credit Facility, (ii) a participation fee to the Administrative Agent for the account of each Lender with respect to each Lender’s participations in letters of credit, payable monthly in arrears at the rate of 5.00% per annum, (iii) a fronting fee for each letter of credit to the issuing lender, payable monthly in arrears at the rate of 0.125% per annum on the average daily amount of the letter of credit exposure, (iv) the issuing lender’s standard fees with respect to the issuance, amendment, renewal or extension of any letter of credit or processing of drawings thereunder, (v) a quarterly servicing fee in the amount of $15,000, which fee was paid in advance at the closing and shall be payable quarterly in advance thereafter, and (vi) an annual fee in an amount up to $10,000 to reimburse the Administrative Agent for the cost of obtaining annual credit ratings for the loans, which fee was paid in advance at the closing and shall be payable annually in advance thereafter. In addition, at closing, the Company paid to the Administrative Agent a closing fee of $225,000, or 1.50% of the aggregate revolving commitment in effect on the closing date.
     Obligations under the New Revolving Credit Facility are secured by liens on substantially all of the present and future assets of the Company, including accounts receivable, inventory, general intangibles, fixtures, and equipment, but excluding the stock of the Company’s non-US subsidiaries and certain assets located outside of the US. The Company’s obligations under the Credit Agreement shall be guaranteed by any subsequently established US subsidiaries.
     The New Revolving Credit Facility contains financial covenants that require the Company to maintain enumerated EBITDA, liquidity and net debt minimums and a capital expenditure maximum. The New Revolving Credit Facility also contains restrictive covenants that, among other things, limit the Company’s ability to incur additional debt or liens, pay dividends, guarantee indebtedness, sell assets, make investments, establish new subsidiaries, merge with another company, or enter into transactions with affiliates and require the Company to maintain employment contracts reasonably satisfactory to the Administrative Agent with certain specified members of the Company’s management.
     The New Revolving Credit Facility provides for events of default customary to facilities of its type, including non-payment of principal, interest or other amounts, incorrectness of representations and warranties in any material respect, violation of covenants, cross-events of default and cross-acceleration, certain events of bankruptcy or insolvency, certain material judgments, invalidity of any loan or security document, change of control or other material adverse changes. Upon the occurrence of an event of default, the interest rate on all outstanding obligations under the New Revolving Credit Facility may increase and payment of all outstanding obligations may be accelerated and/or the Lenders’ commitments may be terminated. In addition, upon the occurrence of certain bankruptcy or insolvency related events of default all outstanding obligations shall automatically become immediately due and payable.
     The New Revolving Credit Facility also includes provisions for a possible term loan facility in the future. Subject to, among other things, additional business and legal due diligence on the Company, including, but not limited to, valuation of the intellectual property owned and/or used by the Company, with results satisfactory to the Administrative Agent in its sole discretion, the Administrative Agent and the Lenders may enter into an amendment to the New Revolving Credit Facility pursuant to which the Lenders may make term loans in an aggregate amount up to $20,000,000, which as now contemplated would be available in not more than three separate drawings beginning on the effective date of the amendment to the New Revolving Credit Facility providing for such Term Loans and ending on the first anniversary of such effective date. It is now contemplated that if and when the term loan facility is fully-funded in the amount, if any, agreed to by the Administrative Agent, the total commitment of the Lenders under the New Revolving Credit Facility would increase to $25,000,000. There can be no assurance that the Administrative Agent and the Lenders will enter into any amendment to provide a term loan facility, whether in the aggregate amount of $20,000,000 or any lesser aggregate amount, or that any term loans will be made thereunder.

     On November 8, 2006, the Company issued a press release announcing the closing of the New Revolving Credit Facility, which is attached as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this report:

Exhibit 99.1 Atari, Inc. Press Release, dated November 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Kristina K. Pappa
Kristina K. Pappa
Vice President and General Counsel

Date: November 8, 2006

EXHIBIT INDEX

Number	Description

99.1	Atari, Inc. Press Release, dated November 8, 2006.

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